UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2018

Cryo-Cell International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, Cryo-Cell International, Inc. entered into new two-year employment agreements, effective December 1, 2017, with David Portnoy, Co-Chief Executive Officer of the Company and Mark Portnoy, Co-Chief Executive Officer of the Company. The new agreements supersede and replace prior employment agreements with each of the executives. See Exhibit 10.1 and Exhibit 10.2 to this Form 8-K.

Item 8.01.	Other Events

On March 8, 2018, Cryo-Cell International, Inc. entered into Stockholder Agreements with George Gaines, a Board of Director of the Company, David Portnoy, Co-Chief Executive Officer of the Company and Mark Portnoy, Co-Chief Executive Officer of the Company (“ Restricted Stockholders”). Pursuant to the Stockholder Agreements any further equity-based compensation will be subject to pass-through voting and other conditions. See Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Form 8K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between Cryo-Cell International, Inc. and David Portnoy

Exhibit 10.2	Employment Agreement between Cryo-Cell International, Inc. and Mark Portnoy

Exhibit 10.3	Stockholder Agreement between Cryo-Cell International, Inc. and George Gaines

Exhibit 10.4	Stockholder Agreement between Cryo-Cell International, Inc. and David Portnoy

Exhibit 10.5	Stockholder Agreement between Cryo-Cell International, Inc. and Mark Portnoy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC. (Registrant)

Date: March 13, 2018	By:	/s/ David Portnoy
	Name:	David Portnoy
	Title:	Chairman, Co-CEO

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